UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report:  April 30, 2003



                      FARMER BROS. CO.



    California                 0-1375              95-0725980
State of Incorporation  Commission File Number  Federal ID Number


20333 South Normandie Avenue, Torrance, California   90502
Address of principal executive offices


(310) 787-5200
Registrant's telephone number


Item 5.  Other Events.

The following press release was provided to the major services today:


Farmer Bros. Co. Adds Two Independent Directors

Majority of Board of Directors Are Independent

TORRANCE, CALIF. - (April 30, 2003) - The Board of Directors of Farmer Bros. Co. (NASDAQ:FARM) today announced the election of Thomas A. Maloof and John Samore Jr. to the Company's Board of Directors. With today's actions, a majority of the seven Directors are "independent" as defined by the Sarbanes-Oxley Act of 2002.

"These two proven business leaders bring to our Board varied experiences and fresh perspectives," said Roy E. Farmer, President and CEO. "We look forward to adding their ideas to our own as we continue to strive towards profitability, stability and long-term growth."

Thomas Maloof of Pasadena, who currently serves as Chief Financial Officer of Irvine-based Hospitality Marketing Concepts LLC, among previous positions was President of Amerimed Health Plans and Chief Executive Officer of PrimeHealth of Southern California and Alfigen, The Genetics Institute. He also is a Director of The Ensign Group, a private nursing-home company, and PC Mall, a publicly held reseller of computers and technology. He began his career with Ernst & Young LLP.

John Samore Jr. of Los Angeles, now an independent business consultant, has served since 1994 on the Board of Advisors for the Leventhal School of Accounting at the University of Southern California and is a retired Tax Partner with Arthur Andersen LLP, where he served as engagement partner for a wide variety of public and private firms.

Maloof and Samore will join another independent Director, John Merrell, on the Board's Audit and Compensation committees. Only independent Directors sit on those two Board committees. Mr. Merrell remains active in Hutchison & Bloodgood LLP, a leading certified public accountancy and business consulting firm that originated nearly 80 years ago in Glendale; late in 2002 he stepped down as the firm's managing partner, a position he held for 14 years.

In addition, John M. Anglin resigned his seat on the Board and was elected Corporate Secretary. Mr. Anglin joined the Board in 1985 and is a partner in the law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP in Pasadena. Mr. Anglin also serves as Corporate Counsel for the Company.

In addition, John Simmons, Chief Financial Officer, said, "In the course of providing non-public information to a significant shareholder as legally mandated under California law, the Company discussed with such shareholder the purposes for which it was seeking such information and whether the true purpose was a desire to sell their shares. The Company never made nor accepted any offer to acquire such shares. The Company will continue to evaluate its strategic options, which it believes to be in the best interests of all shareholders."

The Company noted that the out-of-court statements made by Stephen Crowe's attorney about the Company's Chairman, who is Mr. Crowe's uncle, disparage and defame Roy F. Farmer and the Company. The Company understands that Mr. Farmer intends to vigorously defend against such allegations. The Company further noted that under Mr. Farmer's leadership the value of the shares of this Torrance-based company have increased by more than 1500 percent over the last 20 years.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company's signature trucks and vans bearing the "Consistently Good" logo are seen throughout Farmer Brothers' 28-state service area. Farmer Brothers has paid a dividend for 50 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has grown from $18 in 1980 to over $300 a share today. The Company's common stock is traded on the NASDAQ National Market System under the symbol "FARM."


04302003



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FARMER BROS. CO.



s/ John E. Simmons

John E. Simmons
Treasurer

Date:    April 30, 2003